SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2003

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California		95066-3249
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Information Statement sent to stockholders of TogetherSoft Corporation.

Item 9.    Regulation FD Disclosure.

On January 7, 2003, the Commissioner of Corporations of the State of California held a public hearing (the “Hearing”) in connection with the acquisition by Borland Software Corporation (“Borland”) of TogetherSoft Corporation (“TogetherSoft”) (the “Acquisition”). The Hearing was held for the purpose of enabling the Commissioner of Corporations to determine the fairness of the terms and conditions of the issuance of the securities of Borland in connection with the Acquisition. After considering Borland’s application for a permit authorizing the exchange of Borland securities for the outstanding securities of TogetherSoft and the information and views presented at the hearing, the California Commissioner of Corporations determined that the terms and conditions of the Acquisition were fair, and issued a permit, pursuant to which the issuance of Borland securities to TogetherSoft security holders will be exempt from registration with the Securities and Exchange Commission under Section 3(a)(10) of the Securities Exchange Act of 1933, as amended. Attached hereto as Exhibit 99.1 is the Information Statement sent to security holders of TogetherSoft in connection with the Hearing. The information in this report and the exhibits attached hereto are being furnished pursuant to Regulation FD of the Securities Exchange Act of 1934 and shall not, except to the extent required by applicable law or regulation, be deemed filed by Borland for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: January 9, 2003	By:	/S/ KEITH E. GOTTFRIED

Name: Keith E. Gottfried
Title: Senior Vice PresidentLaw & Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Information Statement sent to stockholders of TogetherSoft Corporation.